Exhibit 10(ah)

                                    SUBLEASE

                                    AGREEMENT

                                     Between

                         AMBAC CAPITAL MANAGEMENT, INC.

                                  Sublandlord,

                                       and

                             PLAYTEX PRODUCTS, INC.

                                     Tenant
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                                    SUBLEASE

            SUBLEASE, dated as of February 20, 1998, between AMBAC Capital Management, Inc., a Delaware corporation, having an office at c/o Ambac Assurance Corporation, 1 State Street Plaza, New York, New York 10004 ("Sublandlord"), and Playtex Products, Inc., a Delaware corporation, having an office at 300 Nyala Farms, Westport, Connecticut 06880 ("Tenant").

                            W I T N E S S E T H :

            WHEREAS, by lease dated as of August 11, 1994 (the "Overlease") by and between Stauffer Management Company, a Delaware corporation, having an office at c/o Zeneca Inc., 1800 Concord Pike, Wilmington, Delaware 19897 ("Overlandlord"), and Sublandlord, Overlandlord leased to Sublandlord, as tenant, certain space on the first floor in the building (the "Building") known as 300 Nyala Farms, Westport, Connecticut (the "Demised Premises");

            WHEREAS, a true and complete copy of the Overlease has been delivered to Tenant, except that certain sections pertaining solely to financial matters between Overlandlord and Landlord have been redacted; and

            WHEREAS, Tenant desires to lease from Sublandlord all of the space leased by Sublandlord under the Overlease, which such space, as stipulated by Tenant and Sublandlord, comprises 21,407 Rentable Square Feet (as defined in the Overlease), upon the terms, covenants and conditions hereinafter set forth.

            NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby covenant and agree as follows:

            1. Subleasing. Sublandlord hereby leases to Tenant, and Tenant hereby hires from Sublandlord 21,407 Rentable Square Feet of space on the 1st floor of the Building as shown on the floor plan annexed hereto as Exhibit A and made a part hereof (the "Subleased Premises"), together with the right to use, in common with Overlandlord and other tenants in the Complex (as defined in the Overlease), their invitees and others, in the Common Areas (as defined in the Overlease) for the term hereafter stated, for the rent hereafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Sublease.

            2. Term. (a) The term of this Sublease shall commence on the date
(the

"Commencement Date") on which the last of the following events shall have occurred: (i) this
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                                       3


Sublease shall have been executed and delivered by Sublandlord and Tenant; (ii) the Consent, as defined in Section 14 hereof, shall have been obtained from Overlandlord; and (iii) possession of the Subleased Premises shall have been delivered to the Tenant. Sublandlord and Tenant shall, upon the request of either of them, execute a statement prepared by Sublandlord setting forth such date as the Commencement Date. Any failure of Tenant to execute such statement shall not affect Sublandlord's determination of the Commencement Date. The term shall end on March 30, 2005 (the "Expiration Date"), or on such earlier date upon which said term may expire or be terminated pursuant to any of the provisions of this Sublease or the Overlease or pursuant to law.

            (b) Tenant expressly waives any right to recover any damages which may result from Sublandlord's inability to deliver possession of the Subleased Premises on the Commencement Date.

            (c) Notwithstanding anything to the contrary in this Sublease and provided Tenant is not in default under this Sublease beyond any applicable notice and grace periods, Sublandlord agrees, upon the written request of Tenant given no later than ten (10) days prior to the date upon which Sublandlord must give notice to Overlandlord under the Overlease with respect to extending the term of the Overlease, to exercise Sublandlord's right to renew the term of the Overlease pursuant to Section 3.3 of the Overlease and to extend the term of this Sublease for such term minus one day upon the terms and conditions as are provided for in the Overlease, including, without limitation, the determination of Fixed Rent and Additional Rent thereunder, provided, however, that Sublandlord shall have no obligation to renew the term of this Sublease unless Overlandlord shall have first consented in writing to discharge Sublandlord from all of its obligations under the Overlease with respect to such extension term.

            (d) Notwithstanding anything to the contrary in this Sublease, if the Commencement Date shall not have occurred prior to the first (1st) anniversary of the date of this Sublease, upon such first (1st) anniversary this Sublease shall terminate and be of no further force and effect. The provisions of this paragraph (d) shall be self-operative.

            3. Fixed Rent. (a) The annual fixed rent (the "Fixed Rent") payable by Tenant hereunder shall be Four Hundred and Seventy Eight Thousand, Four Hundred and Forty Six Dollars and Forty Five Cents ($478,446.45) per annum for the period commencing on the Commencement Date and ending on the Expiration Date, payable in equal monthly installments of Thirty Nine Thousand, Eight Hundred and Seventy Dollars and Fifty Four Cents ($39,870.54).

            (b) The Fixed Rent provided for hereunder shall be payable in advance in equal monthly installments on the first day of each and every calendar month, except that if the Commencement Date is other than the first day of a calendar month, or if the Expiration Date is other than the last day of a calendar month, said monthly installments shall be prorated accordingly. The Fixed Rent, Additional Rent and other charges herein reserved and payable
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                                       4


shall be paid by Tenant to Sublandlord at the address for Sublandlord listed above or at suchother place as Sublandlord may designate, in lawful money of the United States of America, as and when the same shall become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as otherwise expressly provided in this Sublease.

            4. Escalation Rent. (a) In addition to the annual Fixed Rent reserved in Article 3 hereof, Tenant covenants and agrees to pay to Sublandlord, as additional rent ("Additional Rent"), the following:

            (i) All sums which Sublandlord is required to pay to Overlandlord pursuant to Article 5 of the Overlease with respect to the term of this Sublease in respect of Operating Expenses (as defined in the Overlease) in excess of the sums required to be paid by Sublandlord pursuant to Article 5 of the Overlease for the year 1998 and (y) in respect of Real Estate Taxes (as defined in the Overlease) in excess of the average of the sums required to be paid by Sublandlord pursuant to Article 5 of the Overlease with respect to the fiscal tax year 1997-1998 and fiscal tax year 1998-1999. Tenant shall have no obligation to pay any Additional Rent with respect to Real Estate Taxes for the fiscal tax year 1997-1998.

            (ii) Any other sums which become due and payable by Sublandlord to Overlandlord as Additional Rent (as defined in Section 2 of the Overlease) or otherwise which would not have become due and payable but for the acts and/or failures to act of Tenant under this Sublease or which are otherwise attributable to the Subleased Premises ("Tenant Surcharges"), including, but not limited to: (w) any increase in Overlandlord's fire, rent or other insurance premiums as provided in Article 11 of the Overlease resulting from any act or omission of Tenant; (x) any additional charges to Sublandlord on account of Tenant's use of heating, ventilation or air conditioning after hours as provided in Section 9.2 of the Overlease; and (y) any additional charges to Sublandlord on account of Tenant's use of cleaning services after hours or in excess of normal usage, as provided in Section 9.4 of the Overlease. Notwithstanding the foregoing, however, Tenant shall not be obligated to pay any Additional Rent with respect to amounts payable by Landlord to Overlandlord pursuant to Section 15.7 of the Overlease with respect to the profits and consideration payable to Overlandlord by Landlord as a result of this Sublease.

            (b) The parties hereto agree that Sublandlord shall have all of the rights and remedies with respect to the nonpayment by Tenant of the Additional Rent provided for in this Article 4 and all other costs, charges and expenses provided for in this Sublease as are provided for in this Sublease or by law in case of the nonpayment of annual Fixed Rent provided for hereunder. Tenant shall have all of the rights and remedies with respect to contesting such Additional Rent, receiving refunds for overpayments or receiving statements from Overlandlord
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                                       5


with respect to such Additional Rent as are provided to Sublandlord under the Overlease. The statement or statements referred to in this paragraph (b) shall be accompanied by copies of all statements received by Sublandlord from Overlandlord on which such statement or statements are based. In the event that Tenant desires to exercise Sublandlord's rights pursuant to Article 5 of the Overlease ("Article 5") and/or to contest such statement from Overlandlord, Tenant shall submit to Sublandlord a notice requesting Sublandlord to forward to Overlandlord Tenant's request to exercise Sublandlord's rights pursuant to
Article 5 and/or Tenant's notice contesting such statement setting forth therein the reasons for such contest, as the case may be. Sublandlord shall promptly forward such Tenant's notice to Overlandlord. Sublandlord shall in no event be liable to Tenant nor shall Tenant be excused from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitled to terminate this Sublease or to receive any reduction in or abatement of the annual Fixed Rent, Additional Rent and other charges provided for in this Sublease, because of any error in any statement submitted by Overlandlord, except as may be permitted to Sublandlord as tenant under the Overlease. If Overlandlord shall fail to correct any such statement so contested by Tenant, Sublandlord shall, upon notice, permit Tenant, at Tenant's sole cost and expense, to enforce Sublandlord's rights against Overlandlord with respect to the Subleased Premises in Sublandlord's name or in Tenant's name as agent for Sublandlord; provided, however, that Tenant shall indemnify and hold harmless Sublandlord from and against all liability, loss, claims, demands, penalties or damage which Sublandlord may incur or suffer by reason of such action, except any such liability, loss, claims, demands, penalties or damage which Sublandlord may incur or suffer by reason of Sublandlord's acts or omissions or the acts or omissions of any other subtenant of Sublandlord under the Overlease. Sublandlord agrees to cooperate with Tenant in such action and shall execute any and all documents reasonably required in furtherance of such action. In the event that as a result of Tenant's action Sublandlord shall receive a refund relating to such contested statement, Sublandlord shall pay to Tenant, out of such refund, an amount equal to the reasonable costs and expenses incurred by Tenant in connection therewith upon presentation of receipted bills therefor, and Tenant's Proportionate Share of the balance of such refund.

            (c) Tenant shall pay Sublandlord the Additional Rent set forth in paragraph (a) of this Article 4 promptly and in no event later than five (5) days after the presentation of a statement therefor by Sublandlord to Tenant. Tenant covenants to pay the Additional Rent when due, and in lawful money of the United States, notwithstanding that Tenant may have cause to protest such statement. Any such protest may be made in accordance with paragraph (b) hereof, but shall not relieve Tenant of its obligation to pay Additional Rent when due hereunder, provided that Sublandlord's corresponding obligation to pay Additional Rent under the Overlease similarly is not relieved. Any delay by Sublandlord in billing any sum set forth in paragraph (a) of this Article 4 shall not constitute a waiver of or in any way impair Tenant's obligation to pay the same in accordance with the terms of this Sublease.

            (d) Tenant's obligation to pay the Additional Rent provided for in this Article 4
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                                       6


during the term of this Sublease, as well as Sublandlord's obligation to pay to Tenant Tenant's Proportionate Share of the balance of any refund in accordance with the last sentence of paragraph 4(b) hereof, shall survive the expiration or earlier termination of this Sublease.

            (e) Notwithstanding anything herein contained to the contrary, with respect to electric current, Tenant shall pay, as Additional Rent, to Sublandlord such amounts as Sublandlord is required to pay for electric current consumed in the Subleased Premises pursuant to Section 9.1 of the Overlease.

            5. Tenant's Construction. (a) Tenant agrees that, promptly after the Commencement Date, Tenant shall, at Tenant's sole cost and expense (subject to the provisions of Sections 5(b) and 5(c) as to payment of the Construction Allowance (as hereinafter defined)), plan, design, construct and complete appropriate alterations and installations in and to the Additional Space (as such term is defined in the Overlease) in order to prepare for Tenant's initial occupancy, all such work being performed in accordance with plans and specifications approved by Sublandlord) (collectively, "Tenant's Construction"). Tenant covenants and agrees that, in connection with Tenant's Construction, Tenant shall comply (and shall cause its architects, contractors, subcontractors and vendors to comply) duly, timely and completely with each and all of the duties and obligations of Tenant under this Sublease and/or of "Tenant" under the Overlease (including, but not limited to, those duties and obligations set forth in Article 8 of the Overlease) which are applicable to alterations and installations which are the same as, or are similar to, Tenant's Construction. Without limiting the foregoing provisions of this Section 5(a), Tenant further covenants and agrees that, in connection with Tenant's Construction:

            (i) Sublandlord shall have and shall be entitled to enforce in Sublandlord's name and for Sublandlord's benefit each and all of the rights and privileges of "Landlord" set forth in Article 8 of the Overlease;

            (ii) wherever the Overlease provides that any plan, design or other matter is subject to the consent or approval of Overlandlord, Tenant shall, at Tenant's own, sole cost and expense, obtain and submit such plan, design or other matter to Overlandlord for Overlandlord's consent or approval and shall not proceed with any action described or referred to in (or in connection with) such plan, design or other matter unless and until Tenant has first received Overlandlord's written consent thereto or approval thereof as provided in the Overlease, has delivered to Sublandlord a true copy of such written consent or approval and has thereafter received Sublandlord's written consent thereto or approval thereof, which consent or approval Sublandlord shall not unreasonably withhold or delay;

            (iii) prior to the commencement of Tenant's Construction, Tenant shall furnish to Sublandlord certificates of insurance conforming to the requirements of Articles 8 and 11
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                                       7


      of the Overlease showing Sublandlord and Overlandlord as "additional insureds" on each policy described therein (other than the policies of workers' compensation insurance and employer's liability insurance) and shall comply with all of the other provisions of Articles 8 and 11 of the Overlease; and

            (iv) save and except for the Construction Allowance (as hereinafter defined), Sublandlord shall have no duty or obligation to pay or cause to be paid any sum of money or to perform or cause to be performed any work or services, or to furnish or cause to be furnished any plans, drawings, supplies, materials or equipment.

            (b) Sublandlord shall pay directly to Tenant's contractor pursuant to Section 5(c) hereof Construction Costs (as hereinafter defined) for the Additional Space in an amount (the "Construction Allowance") which shall not exceed One Hundred Thousand Dollars ($100,000.00). Tenant shall pay from its own funds, and Sublandlord shall have no obligation with respect to, (y) any and all costs which are not Construction Costs and/or (z) any and all Construction Costs in excess of the Construction Allowance. As used in this Sublease, the term "Construction Costs" means amounts actually incurred and paid by Tenant and Tenant's contractors, subcontractors and vendors in connection with Tenant's Construction solely for the documented, bona fide cost of (i) construction supplies and materials which are physically installed in and made a part of the Additional Space, including, without limitation, the documented, bona fide costs of carpeting, wall coverings, partitions, any electric meter or submeter, architectural and engineering fees and permit fees, and (ii) labor actually performed within the Subleased Premises.

            (c) Provided that no Event of Default shall have occurred and be continuing under this Sublease, Sublandlord shall pay to Tenant's contractor amounts in respect of the Construction Allowance in two (2) equal installments (each such installment being hereinafter called individually an "Installment") as Tenant's Construction progresses, each such Installment being payable within a reasonable period of time after Tenant shall have submitted to Sublandlord, in form and substance reasonably satisfactory to Sublandlord, a requisition therefor accompanied by a notarized certificate signed by Tenant's Connecticut-licensed architect certifying (y) with respect to the first Installment, that one-half of Tenant's Construction has been constructed and installed, and (z) with respect to the second Installment, that all of Tenant's Construction has been constructed and installed, in each instance substantially in accordance with the plans and specifications therefor approved by Overlandlord and Sublandlord. Within twenty (20) days after the making of each payment by Sublandlord, Tenant shall submit to Sublandlord, in form and substance reasonably satisfactory to Sublandlord, written documentation (an "Advice") which shall:

            (i) include, as attachments, copies of paid invoices for those Construction Costs which Tenant has incurred prior to such Advice;
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            (ii) include, as an attachment, a notarized certificate signed jointly by Tenant's Connecticut-licensed architect and by a duly authorized officer of Tenant certifying that (a) such invoices have been paid in full and (b) the work, supplies and materials described in such invoices have in fact been duly, properly and completely constructed and installed in the Additional Space or in the demising walls and common area corridors substantially in accordance with plans and specifications theretofore approved by Overlandlord and Sublandlord; and

            (iii) include, as an attachment, notarized lien waivers with respect to those invoices exceeding Ten Thousand Dollars ($10,000.00), in proper form for recording and otherwise in form and substance reasonably satisfactory to Sublandlord, signed by an officer of each contractor, subcontractor and vendor whose paid invoice accompanies the Advice, certifying that such contractor, subcontractor or vendor waives all liens and rights of lien with respect to the work, services and materials described in such invoices (and Tenant shall use reasonable efforts to include notarized lien waivers as described above for all other invoices unless otherwise required by Overlandlord).

            6. Alterations. Following the completion of Tenant's Construction, Tenant shall make no changes, alterations, additions or improvements (except for nonstructural modifications with estimated costs of less than $5000.00 per modification and $10,000.00 in the aggregate annually) in, to or about the Subleased Premises without first obtaining Overlandlord's and Sublandlord's duly signed prior written consent thereto, which consent of Sublandlord shall not be unreasonably withheld or delayed, and complying with all of the provisions of
Article 8 of the Overlease. All such alterations shall be performed at Tenant's sole cost and expense, and at such times and in such manner as Sublandlord may from time to time reasonably designate and otherwise in accordance with the provisions of the Overlease.

            7. Use. Tenant shall use and occupy the Subleased Premises for executive and general office use and lawful uses ancillary thereto, including any uses expressly permitted under Article 7 of the Overlease and for no other use. Tenant's use shall be subject to the provisions of the Overlease (including, without limitation, Article 7 thereof).

            8. Assignment and Subletting. (a) Tenant shall not assign this Sublease, sublet the Subleased Premises, or any part thereof, suffer or permit the occupancy of the Subleased Premises, or any part thereof, by any party other than Tenant, or in any other manner encumber this Sublease without the prior written consent of Sublandlord and Overlandlord. The consent by Sublandlord to any assignment or to any sublease or occupancy of the Subleased Premises, or any part thereof, shall not be deemed to relieve or release (i) Tenant from the full performance and observance by Tenant of all of its obligations under this Sublease or (ii) Tenant or any assignee or sublessee of Tenant from the obligation of obtaining the consent in writing of Sublandlord and Overlandlord to any further assignment, sublease or occupancy. Tenant shall
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                                       9


pay, upon demand, (x) any cost, expense or fee of Overlandlord which is required to be paid in connection with any assignment, subleasing or occupancy pursuant to this Section 8, and (y) any cost or expense of Sublandlord which is incurred by Sublandlord in connection with any request for consent to any assignment, subletting or occupancy pursuant to this Section 8.

            (b) In the event that Tenant shall desire Sublandlord's consent to an assignment of this Sublease or to a subletting of all or any part of the Subleased Premises, Tenant shall request such consent by submitting to Sublandlord an executed copy of such assignment or sublease and such other information as Sublandlord may reasonably require. Sublandlord shall then have the option, to be exercised by written notice to Tenant within thirty (30) days from the receipt by Sublandlord of such assignment or sublease, as the case may be, and such other information, to (i) terminate this Sublease, if the request is to assign this Sublease or to sublet all of the Subleased Premises or, (ii) terminate this Sublease with respect to such portion of the Subleased Premises proposed to be sublet; such terminations to be effective as of the date specified in Sublandlord's notice to Tenant, which date shall be not less than thirty (30) days nor more than one-hundred twenty (120) days from the date of Sublandlord's notice.

            (c) In the event that Sublandlord shall exercise its option in paragraph (b) above, Tenant shall surrender possession of that portion of the Subleased Premises which is the subject of said option on the date set forth in Sublandlord's notice for the termination of the Sublease or portion thereof as the case may be. In the event that the Sublease shall be terminated as to a portion of the Subleased Premises, the annual Fixed Rent and Tenant's Proportionate Share shall be proportionately adjusted. In the event that Sublandlord shall not exercise its option in paragraph (b) above, Sublandlord shall give written notice to Tenant of its granting or denial of such consent, which such consent shall not be unreasonably withheld or delayed, within the thirty (30) day period specified in paragraph (b) above for the exercise of the option contained therein.

            (d) If this Sublease shall be assigned without the consent of Sublandlord and Overlandlord, or if the Subleased Premises, or any part thereof, shall be sublet or occupied by any person or persons other than Tenant, Sublandlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any of the covenants, terms or provisions contained in this Section 8, nor shall it be deemed an acceptance of the assignee, Tenant or occupant as tenant hereunder, or a release of Tenant from the full performance and observance by Tenant of all of the covenants and obligations contained in this Sublease on the part of Tenant to be performed or observed.

            (e) Notwithstanding anything to the contrary in this Sublease and provided that the prior written consent of Overlandlord has been obtained with respect to Tenant's subletting or assignment of the Subleased Premises, Sublandlord hereby consents to Tenant's subletting of an
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                                       10


undivided interest in the Subleased Premises only, or Tenant's assigning of its entire interest in this Sublease only, solely to any bona-fide parent, subsidiary or other business entity controlled by, controlling or under common control with Tenant (collectively, an "Affiliate"); provided, in any such event
(1) Tenant otherwise complies with (and remains bound and liable for) all of the provisions of this Sublease on Tenant's part to be performed and (2) Tenant is not in default of its Sublease obligations beyond any applicable notice and grace periods under this Sublease at the time of such transfer, and (3) such Affiliate shall engage in a business at the Subleased Premises which is compatible with those of the tenant profile at the Complex, and (4) Tenant gives Sublandlord and Overlandlord at least fifteen (15) days prior written notice of such transfer and further provides Landlord and Overlandlord with any and all transfer and related documentation executed by the parties within fifteen days after such execution thereof (any such assignment documentation containing an express assumption by assignee of all of Tenant's Sublease obligations, and any such sublease documentation expressly provided that the same is subject and subordinate to this Sublease and the Overlease).

            9. Incorporation of Overlease. This Sublease is subject to, and Tenant accepts this Sublease subject to, all of the terms, covenants, provisions, conditions and agreements contained in the Overlease and the matters to which the Overlease is subject and subordinate. Except as otherwise provided in this Sublease, all of the terms, covenants, conditions and agreements of the Overlease including, among other things, definitions and constructions therein contained, except such as by their nature or purport do not relate to the Subleased Premises or are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease, are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein, it being understood that (i) references in the Overlease to the "Demised Premises" shall be deemed to refer to the "Subleased Premises" hereunder, (ii) references in the Overlease to the "Landlord" and to the "Tenant" shall be deemed to refer to "Sublandlord" and "Tenant" hereunder, respectively, (iii) references in the Overlease to the "Fixed Rent" and "Additional Rent" shall be deemed to refer to the "Fixed Rent" and "Additional Rent" hereunder, (iv) references in the Overlease to "Rent" shall be deemed to refer to collectively "Fixed Rent" and "Additional Rent" hereunder, and (v) references in the Overlease to the "Term of this Lease", "the term of this Lease", or the "Term" shall be deemed to refer to the "Term of this Sublease" or the "term of this Sublease", as applicable. It is further understood that where reference is made in the Overlease to "this Lease", "the lease" or "this lease" the same shall be deemed to refer to "this Sublease" (except when such reference in the Overlease is, by its terms, unless modified by this Sublease, to any other section of the Overlease, in which event such reference shall be deemed to refer to the particular section of the Overlease).

            10. Articles of Overlease. For the purposes of this Sublease, the provisions of the Articles of the Overlease, as incorporated herein, are subject to the following modifications or deletions:
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                                       11


            (a) The time limits provided in the Articles of the Overlease for the giving of notice, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Tenant, as the case may be, within the time limit relating thereto contained in the Overlease. If the Overlease only allows five (5) days or less for Sublandlord to perform any act or to undertake to perform such act, or to correct failure relating to the Subleased Premises or this Sublease, then Tenant shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or to correct such failure.

            (b) The following Articles and provisions of the Overlease shall not be incorporated herein by reference:

            Article 1; Article 3; Section 4.1; Section 4.2; Section 4.4; Article 5; Section 6.1; Section 7.1 (as relates to "Landlord's Work");
            Section 7.3(f); Article 12; Article
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                                       12


            13; Section 14.1(c); Section 14.1(f); Sections 14.2(a), (b), (c),
            (d), (e), (f), (g), (h) and (i); Section 15.1; Section 15.2; Section 15.3; Section 15.4; Section 15.5; All references in Article 16 to "Tenant's Guarantor"; Section 20.1; Section 20.2; Section 20.3;
            Section 20.4; Section 20.5; Section 20.6; Section 20.7; Section 20.8; Article 21; Section 22.2; Section 22.4; Section 22.5; Section 22.7; Section 22.16(e); Section 22.20; Exhibit B-1; Exhibit C; Exhibit D; Exhibit G; Exhibit I.

            11. Tenant's Covenants. Tenant covenants and agrees to perform (including to refrain from any action not permitted on the part of Sublandlord under the Overlease) and to observe all of the covenants, agreements, terms, provisions and conditions of the Overlease on the part of the Sublandlord to be performed and observed, to the extent that the same apply to the Subleased Premises or the use and occupancy by Tenant of the Subleased Premises and the services and facilities of the Building and the Complex. Tenant further covenants and agrees not to do or suffer or permit any act or thing to be done or suffered which would or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be canceled, terminated or forfeited. The covenants and obligations of this Section 11 shall survive the expiration or earlier termination of this Sublease.

            12. Services. Sublandlord agrees that Tenant shall have and enjoy the same rights which Sublandlord, as tenant under the Overlease, has to performance by Overlandlord of any service, repair, alteration or other similar obligation which is the obligation of Overlandlord to perform under those provisions of the Overlease incorporated herein, including, but not limited to, those set forth in clauses (i), (ii) and (iii) below; provided, however, that Tenant agrees and understands that Sublandlord shall have no obligation or responsibility whatsoever to provide or perform any such service, repair, alteration or other similar obligation including, but not limited to, the obligation of Overlandlord to (i) make restorations or repairs after damage to the Building or the Subleased Premises by fire or other casualty or after condemnation, (ii) provide the services specified in Article 9 of the Overlease, or (iii) make the repairs or alterations referred to in Article 8 of the Overlease. Tenant further agrees and understands that each such obligation shall be provided or performed by Overlandlord and not by Sublandlord.

            13. Default of Overlandlord. (a) If Overlandlord does not perform or observe any of the agreements, covenants, obligations, terms, provisions or conditions under the Overlease on its part to be performed or observed (collectively, "Overlandlord's Obligations") (including any obligation for the payment of money or any failure or delay on Overlandlord's part in providing any services or in making any repairs or alterations, or in performing or observing any similar obligation of Overlandlord under the Overlease), Sublandlord shall have no liability therefor to Tenant and shall be excused from performance of the corresponding obligations which may be owed by Sublandlord to Tenant under this Sublease unless such default of Overlandlord is excused due to the act or omission of Sublandlord or a Tenant, other than Tenant, of Sublandlord under the Overlease. However, Tenant, pursuant to the provisions of paragraph (b) hereof, may enforce Sublandlord's rights against Overlandlord in respect of any such default insofar as the same relate to the Subleased Premises. Any condition resulting from an unexcused default by Overlandlord shall not constitute as between Sublandlord and Tenant an eviction, actual or constructive, of Tenant. No such default shall excuse Tenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Tenant to terminate this Sublease or to receive any reduction in or abatement of the Fixed and Additional Rent provided for in this Sublease, except as may be permitted to Sublandlord as tenant under the Overlease or unless such default of Overlandlord is excused due to the act or omission of Sublandlord or a Tenant, other than Tenant, of Sublandlord under the Overlease.

            (b) If Tenant shall notify Sublandlord that Overlandlord is not supplying services to the Subleased Premises as required under the Overlease, Sublandlord shall promptly forward such notice to Overlandlord. If Overlandlord does not perform or observe any of Overlandlord's Obligations with respect to the Subleased Premises, Sublandlord shall, upon request from Tenant, give written notice thereof to Overlandlord and demand therein that it comply with Overlandlord's Obligations. If Overlandlord shall fail to do so, Sublandlord shall, upon notice, permit Tenant, at Tenant's sole cost and expense, to enforce Sublandlord's rights against Overlandlord with respect to the Subleased Premises in Sublandlord's name or in Tenant's name as agent for Sublandlord; provided, however, that Tenant shall indemnify and hold harmless Sublandlord from and against all liability, loss, claims, demands, penalties or damage which Sublandlord may incur or suffer by reason of such action, except any such liability, loss, claims, demands, penalties or damage which Sublandlord may incur or suffer by reason of Sublandlord's acts or omissions or the acts or omissions of any other Tenant of Sublandlord under the Overlease which obligation shall survive the expiration or earlier termination of this Sublease. Sublandlord agrees to cooperate with Tenant in such action and shall execute any and all documents required in furtherance of such action.

            14. Consent of Overlandlord. Notwithstanding anything to the contrary herein set forth, this Sublease shall not become effective unless and until Sublandlord has obtained from Overlandlord written consent (the "Consent") to this subletting. Sublandlord agrees to request the Consent promptly upon the execution of this Sublease and shall forward to Tenant a copy of the same promptly upon its receipt by Sublandlord. If the Consent is not obtained from Overlandlord within thirty (30) days, this Sublease shall become null and void and be of no further force or effect.

            15. Notices. (a) Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Sublease) and shall be deemed to have been properly given, rendered or made, if personally delivered or sent by registered or certified mail, return receipt requested, addressed, if to Sublandlord, as follows:

            Attention:  Thomas Gandolfo
                        AMBAC Capital Management, Inc.
                        c/o Ambac Assurance Corporation
                        1 State Street Plaza
                        New York, New York  10004

            with a copy to:

                        Chris M. Smith, Esq.
                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York  10022

and if to Tenant, as follows:

            Attention:  Michael F. Goss
                        Playtex Products, Inc.
                        300 Nyala Farms Road
                        Westport, Connecticut  06880

            with a copy to:

                        William B. Stammer, Esq.
                        Playtex Products, Inc.
                        300 Nyala Farms
                        Westport, Connecticut 06880

until Tenant takes possession of the Subleased Premises and, thereafter, to Tenant at the Subleased Premises, and shall be deemed to have been given, rendered or made on the day personally delivered or posted. Either party may, by notice as aforesaid, designate a different address for notices, statements, demands or other communication intended for it.

            (b) Sublandlord agrees to promptly forward to Tenant a copy of any and all notices received by Sublandlord under the Overlease which affect the Subleased Premises or this Sublease, including, without limitation, any notice of default.

            16. Condition of the Subleased Premises. Tenant represents that it has made or caused to be made a thorough examination and inspection of the Subleased Premises and is familiar with the condition of every part thereof. Tenant agrees that it enters into this Sublease without any representations or warranties by Sublandlord, its agents, representatives, employees, servants or any other person as to the condition of the Subleased Premises. Except as otherwise provided herein, Tenant agrees to accept the Subleased Premises "as is" in the condition existing at the Commencement Date.

            17. Consent of Sublandlord. In all provisions requiring the approval or consent of both Sublandlord and Overlandlord, Tenant shall simultaneously submit its request for consent or approval to Sublandlord and Overlandlord, through Sublandlord, and Sublandlord shall forward to Overlandlord such request without delay.

            18. Entire Agreement. This Sublease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

            19. Broker. Insignia/ESG is the sole broker who brought about this Sublease, and Sublandlord agrees to pay any brokerage commission or other fee earned by said broker in accordance with a separate agreement between said brokers and Sublandlord. Tenant shall indemnify and hold harmless Sublandlord from and against any and all liability, claims, suits, demands, judgments, costs, interest and expense to which Sublandlord may be subject or suffer by reason of any claim made by any person, firm or corporation other than the aforesaid named broker for any commission, expense or other compensation as a result of the execution and delivery of this Sublease and based on alleged conversations or negotiations by said person, firm or corporation with Tenant.

            20. Right to Cure Tenant's Defaults. If Tenant shall at any time fail to make any payment or perform any other obligation of Tenant hereunder, then Sublandlord shall have the right, but not the obligation, after the lesser of five (5) days' notice to Tenant or the time within which Overlandlord may act on Sublandlord's behalf under the Overlease, or without notice to Tenant in the case of any emergency, and without waiving or releasing Tenant from any obligations of Tenant hereunder, to make such payment or perform such other obligation of Tenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys' fees and other costs reasonably required in connection therewith. Tenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the Interest Rate (as such term is defined in Section 2.01(g) of the Overlease), or the then maximum lawful interest rate, whichever shall be less, from the date of the making of any such expenditures.

            21. Casualty and Eminent Domain; Insurance. (a) If the Subleased Premises or the Building shall be partially or totally damaged by fire or other cause, or acquired by power of eminent domain or condemned, the consequences thereof shall be determined pursuant to Articles 12 and 13 of the Overlease and Overlandlord shall be the sole party responsible for the repair and restoration of the Subleased Premises to the extent required under said Articles 12 and 13. Tenant's right to an abatement or apportionement of rents and or repairs shall be dependent upon whether or not Sublandlord has a right of abatement or apportionement of rents and/or repairs under said Articles 12 and 13 with respect to the Subleased Premises. Provided that Tenant is not under default of any of its obligations beyond any applicable notice and grace periods under the Sublease, Sublandlord agrees that it shall allocate to Tenant any abatement or apportionment of rents to which it may be entitled pursuant to the provisions of the Overlease. No damage, compensation or claims shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any such damage by fire or other cause or by the repair or restoration of any portion of the Subleased Premises or of the Building.

            (b) For the purposes of Section 11.1 of the Overlease, as incorporated into this Sublease, the term "Landlord" shall be deemed to include both Sublandlord and Overlandlord, so that all policies of insurance required to be maintained by Tenant hereunder and thereunder shall name both Sublandlord and Overlandlord as additional insureds, provided, however, that all references to Landlord beginning in line 5 of Section 11.1(c) shall be deemed to refer only to Overlandlord.

            22. Parking. Subject to the terms and conditions of Section 22.16 of the Overlease, Tenant (and Tenant's employees, agents, visitors and permitted subtenants) shall have the right to use up to sixty (60) unreserved parking spaces at the Complex, plus five (5) reserved parking spaces at the Complex, all on a Rent-inclusive basis (all Tenant's visitor parking included in such total). All said parking spaces shall be located in the Complex's garage facilities serving the Subleased Premises.

            23. Personal Property. Tenant has acquired from Sublandlord all of Sublandlord's furniture, equiptment and other personal property located at the Subleased Premises except for those items listed on Exhibit B attached hereto (collectively, the "Personal Property"). Upon the Expiration Date or sooner termination of this Sublease, Tenant shall remove, at its sole cost and expense, all such Personal Property from the Subleased Premises. In the event that Tenant shall fail to remove all such Personal Property, Tenant agrees that Sublandlord shall have the right, but not the obligation, to do so and to charge Tenant therefor as Additional Rent hereunder.

            24. Termination of Overlease. If for any reason, the term of the Overlease shall terminate prior to the Expiration Date, this Sublease as between Tenant and Sublandlord shall be terminated. Notwithstanding the foregoing (but subject to the terms of the Overlease), Tenant agrees that if for any reason the term of the Overlease shall terminate prior to the Expiration Date or Overlandlord shall otherwise succeed to the estate of Sublandlord in respect of the Subleased Premises, Tenant shall and hereby does waive any right to surrender possession of the Subleased Premises or to terminate this Sublease and, at Overlandlord's election, Tenant agrees to be bound to Overlandlord for the balance of the term of this Sublease and to attorn to and recognize Overlandlord as its landlord under all of the then executory terms of this Sublease, except that Overlandlord shall not be (a) liable for any previous act, omission or negligence of Sublandlord under this Sublease, (b) subject to any counterclaim, defense or offset not expressly provided for in this Sublease theretofore accruing to Tenant against Sublandlord, (c) bound by any previous modification or by any previous prepayment of more than one month's Fixed Rent and Additional Rent unless paid as provided in this Sublease, or (d) obligated to perform any repairs or other work in the Subleased Premises or the Building beyond Overlandlord's obligations under the Overlease, and Tenant agrees to execute and deliver such instruments as Overlandlord may reasonably request to evidence and confirm such attornment.

            25. Sublandlord's Representation and Covenants. (a) Sublandlord represents to Tenant that the Overlease is in full force and effect, that the Overlease has not been modified and that to the best of Sublandlord's knowledge, neither Sublandlord nor Overlandlord is in default thereunder in any material respect.

            (b) Sublandlord covenants and agrees that if and so long as Tenant pays the Fixed Rent and Additional Rent and all other charges herein reserved and performs and observes all of the agreements, terms, conditions, covenants and provisions hereof, Tenant shall quietly enjoy the Subleased Premises and Sublandlord shall not enter into any agreement or understanding with Overlandlord that would affect Tenant's possession of the Subleased Premises (unless Overlandlord has consented to enter into an agreement with Tenant whereby Tenant shall remain in possession of the Subleased Premises upon the terms and conditions of this Sublease), subject, however, to the terms of this Sublease and the Overlease and to the matters to which the Overlease is subject and subordinate.

            (c) Promptly after receipt by Sublandlord, Sublandlord shall deliver to Tenant a copy of each notice of default that relates or is applicable to the Subleased Premises. Tenant shall have the right, but not the obligation, to cure such Sublandlord's defaults after five (5) days written notice to Sublandlord, or without notice to Sublandlord in the case of an emergency, and, without waiving or releasing Sublandlord from any of its obligations under this Sublease, to make such payment or perform such other obligation of Sublandlord as Tenant reasonably deems necessary, and, in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorney's fees in connection therewith. Sublandlord shall pay to Tenant upon demand all sums so paid by Tenant and all incidental costs and expenses of Tenant in connection therewith, together with interest thereon at the Interest Rate (as such term is defined in Section 2.01(g) of the Overlease), or the then maximum lawful interest rate, whichever shall be less, from the date of the making of any such expenditures.

            26. Governing Law. The exercise, validity, construction, operation and effect of the terms and provisions of this Sublease shall be determined and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed in the State of Connecticut.

            28. Successors and Assigns. The provisions of this Sublease, except as otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Overlease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease, except to the extent that any such obligations accrued or were otherwise incurred prior to the date of any such assignment or transfer.

            29. No Diminishment of Overlandlord's Rights. Notwithstanding anything to the contrary contained herein, no term or provision of this Sublease shall be construed to diminish or impair the rights of Overlandlord under the Overlease or with respect to Overlandlord's interest in the Subleased Premises. This Sublease is expressly made subject to the Overlease and to the matters to which the Overlease is or shall be subject and subordinate.

            IN WITNESS WHEREOF, Sublandlord and Tenant have executed this Sublease as of the day and year first above written.


                                         SUBLANDLORD:

                                         AMBAC Capital Management, Inc.

                                         By: /s/ Thomas Gandolfo
                                            ----------------------------------
                                            Name: Thomas Gandolfo
                                            Title:


                                         TENANT:

                                         Playtex Products, Inc.

                                         By: /s/ William Stammer
                                            ----------------------------------
                                            Name: William Stammer
                                            Title: Assistant Secretary

                                    EXHIBIT A

                             The Subleased Premises

                                    EXHIBIT B

                                Personal Property

1. All conference room tables and furniture related thereto.

2. Credenza in main conference room.

3. One (1) exercise bike.